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                                                                 Exhibit 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of USA Networks, Inc. of our report dated February 21, 1997 relating to the financial statements of USA Networks, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP


March 4, 1999
New York, NY